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                                                                    EXHIBIT 99.2


              [LETTERHEAD OF MAUNA LOA MACADAMIA PARTNERS, L.P.]


FOR IMMEDIATE RELEASE                                   Contact:  Kent T. Lucien
---------------------                                   Phone:  (808) 544-6130
December 18, 1997

                          MAUNA LOA MACADAMIA PARTNERS
                   AND C. BREWER HOMES SIGN MERGER AGREEMENT

     Mauna Loa Macadamia Partners, L.P. and C. Brewer Homes, Inc. announced today that they have executed a definitive merger agreement. As previously announced, shareholders of C. Brewer Homes, Inc. would receive .667 limited partnership units of Mauna Loa Macadamia Partners, L.P. for each share of C. Brewer Homes, Inc.

     The merger plan is subject to approval by the shareholders of both Mauna Loa Macadamia Partners and C. Brewer Homes, and other normal closing conditions. The parties hope to complete the merger in the second calendar quarter of 1998.

     Mauna Loa Macadamia Partners, L.P. is the world's largest grower of macadamia nuts, owning or leasing 4,027 acres of orchards on the Island of Hawaii, where macadamia yields are the highest in the world. Mauna Loa Macadamia Partners, L.P. Class A Units trade on the New York Stock Exchange (symbol: NUT).

     C. Brewer Homes, Inc. is a land developer and homebuilder in Hawaii with operations on the islands of Maui, Kauai and Hawaii owning 2,689 acres of land.
C. Brewer Homes, Inc. Class A Common Stock trades on the NASDAQ (symbol:  CBHI).
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     This press release contains forward-looking statements regarding future events of the Company that involve risks and uncertainties that could cause
actual results to differ materially.   We refer you to documents that the
Company files from time to time with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K reports, which contain a description of certain factors that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.